UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   -----------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of Earliest Event Reported): November 12, 2004

                                GERON CORPORATION
             (Exact name of registrant as specified in its charter)

          Delaware                        0-20859                75-2287752
(State or other jurisdiction      (Commission File Number)     (IRS Employer
      of incorporation)                                      Identification No.)


                             230 CONSTITUTION DRIVE
                          MENLO PARK, CALIFORNIA 94025
          (Address of principal executive offices, including zip code)

                                 (650) 473-7700
              (Registrant's telephone number, including area code)

                                       N/A
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

Item 8.01                  Other Events.

The Company deems the following information to be material:

         On May 5, 2004, Geron Corporation (the "Company") filed with the Securities and Exchange Commission a registration statement on Form S-3 (File No. 333-115195) (the "Registration Statement"), relating to the registration under the Securities Act of 1933, as amended, of shares of common stock of the Company, $0.001 par value ("Common Stock"), preferred stock, warrants and other securities with a maximum aggregate offering price of $150,000,000, which Registration Statement was declared effective on June 30, 2004.

         Subsequently, on November 10, 2004, the Company entered into Securities Purchase Agreements with certain institutional investors in connection with the offering of (i) an aggregate of 4,859,016 shares of Common Stock, (ii) warrants to purchase an aggregate of 6,042,623 additional shares of Common Stock (the "Warrants") and (iii) the shares of Common Stock to be issued upon exercise of the Warrants ("the Offering"), all of which Common Stock and Warrants are being issued pursuant to the Registration Statement. The Company received proceeds from the sale of these shares and Warrants equal to approximately $40,000,000, less the Company's expenses relating to the sale, which are estimated to be $120,000. On November 12, 2004, the Company completed the Offering.

         The Company issued three types of Warrants, to which we refer as the A Warrants, the B Warrants and the C Warrants, respectively. The A Warrants are warrants to purchase up to an aggregate of 2,295,082 shares of Common Stock, which are exercisable from time to time at a price of $8.62 per share during the period from May 11, 2005 until November 12, 2008. The B Warrants are warrants to purchase up to an aggregate of 2,049,180 shares of Common Stock, which are exercisable from time to time at a price of $6.10 per share during the period from November 12, 2004 until January 11, 2005, which term may be extended under certain circumstances upon the payment of an extension fee. The C Warrants, for which the Company received proceeds per underlying share equal to the purchase price per share of Common Stock ($6.10), are warrants to purchase up to an aggregate of 1,698,361 shares of Common Stock which are exercisable from time to time for nominal additional consideration during the period from November 12, 2004 until November 12, 2006.

         None of the A Warrants, B Warrants or C Warrants is exercisable to the extent that exercise of such warrants would cause any purchaser and its affiliates to beneficially own more than 4.9% of the outstanding shares of the Company's Common Stock. The Company will receive additional proceeds of approximately $33.3 million (less the Company's expenses relating to the sales, which are estimated to be $15,000) upon the full exercise of the A Warrants, the B Warrants and the C Warrants.

         The Company's Press Release, dated November 11, 2004, is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.        Financial Statements and Exhibits

                  (a)      Financial Statements.

                                    None.

                  (b)      Pro Forma Financial Information

                                    None.

                  (c) Exhibits:

                                    4.1     Form of A Warrant, dated November
                                            12, 2004, issued by the Company to
                                            certain purchasers.

                                    4.2     Form of B Warrant, dated November
                                            12, 2004, issued by the Company to
                                            certain purchasers.

                                    4.3     Form of C Warrant, dated November
                                            12, 2004, issued by the Company to
                                            certain purchasers.

                                    99.1    Press Release of Geron Corporation,
                                            dated November 11, 2004.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                           GERON CORPORATION



Date: November 12, 2004                    By: /s/ David L. Greenwood
                                              -------------------------------
                                           David L. Greenwood
                                           Executive Vice President and Chief
                                           Financial Officer